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                                                                      Exhibit 23
                                                                      ----------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87806 and 333-13269) of Converse Inc. of our report dated February 18, 1998, appearing in Converse Inc.'s January 3, 1998 Annual Report on Form 10-K. We also consent to the application of such report to the Financial Statement Schedule for the three years ended January 3, 1998 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this Financial Statement Schedule.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


Boston, Massachusetts

March 31, 1998